Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on S-3 (No. 333-155416-03) of Central Illinois Public Service Company of our report dated February 26, 2010 relating to the financial statements of Central Illinois Light Company, which is incorporated by reference in this Current Report on Form 8-K of Ameren Illinois Company dated October 7, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri

October 7, 2010